Exhibit 10.1

Execution Version

CONTRIBUTION AGREEMENT

dated as of August 14, 2015

By and Among

NJNR PIPELINE COMPANY,

as Contributor,

and

Dominion Midstream Partners, LP,

and

IROQUOIS GP HOLDING COMPANY, LLC,

as Acquirer Parties

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Table of Contents

(continued)

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Table of Contents

(continued)

		Page
Section 9.9	Governing Law; Jurisdiction	30
Section 9.10	WAIVER OF JURY TRIAL	30
Section 9.11	No Joint Venture	30
Section 9.12	Severability	30
Section 9.13	Headings; References; Interpretation	30
Section 9.14	Counterparts	31
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SCHEDULES

Schedule 3.3	-	Conflicts – Contributor
Schedule 3.5	-	Tax Capital Accounts – Contributor
Schedule 3.7	-	Consents and Approvals – Contributor
Schedule 4.5	-	Consents and Approvals – Acquirer Parties

EXHIBITS

Exhibit A	-	Form of Assignment of Partnership Interests
Exhibit B	-	Form of Registration Rights Agreement
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CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”), dated as of August 14, 2015 (the “Effective Date”), is made by and among NJNR PIPELINE COMPANY, a New Jersey corporation (“Contributor”), and Dominion Midstream Partners, LP, a Delaware limited partnership (“DM”), and IROQUOIS GP HOLDING COMPANY, LLC, a Delaware limited liability company and wholly owned subsidiary of DM (“DM Sub”).

RECITALS

A. Contributor owns an aggregate 5.53% partnership interest in Iroquois Gas Transmission System, L.P., a Delaware limited partnership (“Iroquois”), comprised of a 4.07% general partnership interest in the LDC Bloc, a 0.14% limited partnership interest in the LDC Bloc, and a 1.32% general partnership interest in the U.S. Interstate Bloc.

B. DM Sub desires to acquire from Contributor, and Contributor desires to contribute to DM Sub, all of Contributor’s right, title and interest in and to the NJNR Interests, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

Section 1.1 Definitions. For the purposes of this Agreement, the following words and phrases shall have the following meanings:

“Acquirer Indemnified Parties” has the meaning set forth in Section 8.1(a).

“Acquirer Material Adverse Effect” means any change or effect resulting from events, actions, inactions or circumstances that, individually or in the aggregate, prevents, restricts or delays the ability of any Acquirer Party to perform its obligations under the Transaction Documents or to consummate the Contemplated Transactions.

“Acquirer Parties” means DM and DM Sub and “Acquirer Party” means DM or DM Sub, as applicable.

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Adverse Consequences” means all losses, damages, penalties, awards, fines, costs (including court costs and investigative and remedial costs), amounts paid in settlement, liabilities, obligations, Taxes, Liens, fees and expenses (including reasonable attorneys’ and accountants’ fees).

“Affiliate” means any Person in control or under control of, or under common control with, another Person. For purposes of the foregoing, “control,” with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise, and specifically with respect to a corporation, partnership or limited liability company, means direct or indirect ownership of more than 50% of the voting securities in such corporation or of the voting interest in a partnership or limited liability company. For purposes of this Agreement, DM Sub shall be deemed to be an Affiliate of DM, and vice versa.

“Agreement” has the meaning set forth in the first paragraph of this Agreement.

“Assignment of Partnership Interests” means that certain Assignment of Partnership Interests, dated as of the Closing Date, by and between Contributor and DM Sub, in substantially the form attached hereto as Exhibit A.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banking institutions in New York, New York are authorized or required by Law or executive order to be closed.

“Cap” has the meaning set forth in Section 8.5(a).

“Casualty Event” means any damage to the properties or assets of Iroquois caused by fire or other casualty, or any taking of the properties or assets of Iroquois by a Governmental Authority by exercise of the power of eminent domain, that, individually or in the aggregate, has, or could reasonably expected to have, a material adverse effect on the revenue generation of Iroquois for more than 3 consecutive months.

“Claim Notice” has the meaning set forth in Section 8.2(a).

“Closing” has the meaning set forth in Section 6.1.

“Closing Date” has the meaning set forth in Section 6.1.

“Code” means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

“Confidential Information” has the meaning set forth in Section 5.7(a).

“Consideration Value” has the meaning set forth in Section 2.2.

“Contemplated Transactions” means the transactions contemplated by the Transaction Documents.

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Contributor Indemnified Parties” has the meaning set forth in Section 8.1(b).

“Contributor Material Adverse Effect” means any change or effect resulting from events, actions, inactions or circumstances that, individually or in the aggregate, prevents, restricts or delays the ability of Contributor to perform its obligations under the Transaction Documents or to consummate the Contemplated Transactions.

“Contributor” has the meaning set forth in the first paragraph of this Agreement.

“Disclosing Party” has the meaning set forth in Section 5.7(a).

“DM” has the meaning set forth in the first paragraph of this Agreement.

“DM LPA” means that certain First Amended and Restated Agreement of Limited Partnership of DM, dated as of October 20, 2014.

“DM SEC Documents” has the meaning set forth in Section 4.8.

“DM Sub” has the meaning set forth in the first paragraph of this Agreement.

“DM Subordinated Unit” has the meaning assigned to the term “Subordinated Unit” in the DM LPA.

“DM Unit” has the meaning assigned to the term “Common Unit” in the DM LPA.

“DOJ” means the United States Department of Justice.

“Effective Date” has the meaning set forth in the first paragraph of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FTC” means the United States Federal Trade Commission.

“Fundamental Representations” means the representations and warranties set forth in Section 3.1 (Organization; Qualification and Power), Section 3.2 (Authorization; Validity), Section 3.3(a) (No Conflict), Section 3.4 (Capitalization), Section 3.5 (U.S. Federal Income Tax Representations), Section 3.8 (Bankruptcy), Section 3.10 (Brokers), Section 4.1 (Organization; Qualification and Power), Section 4.2 (Authorization; Validity), Section 4.3(a) (No Conflict) and Section 4.9 (Brokers).

“Governmental Authority” means any foreign, federal, state, local, county, municipal, provincial, multinational government or other governmental or quasi-governmental authority or regulatory body, court, tribunal, arbitrating body, governmental department, commission, board, body, self-regulating authority, bureau or agency, as well as any other instrumentality or Person designated to act for or on behalf of any of the foregoing.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Income Tax” means any federal, state, local or foreign Tax measured by or imposed on net income, including any interest, penalty or addition thereto, whether disputed or not.

“Indemnified Party” has the meaning set forth in Section 8.2(a).

“Indemnifying Party” has the meaning set forth in Section 8.2(a).

“Iroquois” has the meaning set forth in Recital A.

“Iroquois LPA” means that certain Amended and Restated Limited Partnership Agreement of Iroquois, dated as of February 28, 1997, as amended.

“Law” means any applicable constitutional provision, statute, ordinance or other law, rule, regulation, or interpretation of any Governmental Authority, any applicable Order, or any applicable utility tariff.

“LDC Bloc” has the meaning given to such term in the Iroquois LPA.

“LDC Bloc Voting Agreement” means that certain Second Amended and Bloc Voting Agreement – LDC Bloc of Iroquois, dated as of September 3, 1996, by and among the partners of the LDC Bloc, as amended.

“Liens” means liens, charges, security interests, restrictions, options, pledges, claims or encumbrances of any nature.

“Lock-Up Period” has the meaning set forth in Section 5.8(a).

“NJNR Interests” means, collectively, (i) the 4.07% general partnership interest in Iroquois held by Contributor in the LDC Bloc, the 0.14% limited partnership interest in Iroquois held by Contributor in the LDC Bloc, and the 1.32% general partnership interest in Iroquois held by Contributor in the U.S. Interstate Bloc and (ii) all economic, voting, ownership and other rights, title and interest in and to Iroquois now or hereafter arising from or in connection with such partnership interests, including the right to share in the profits, losses and capital of Iroquois, and the right to receive distributions from Iroquois.

“New DM Units” has the meaning set forth in Section 2.2.

“Order” means any order, ruling, assessment, writ, judgment, injunction, stay, decree, stipulation, decision, determination or award entered by or with any Governmental Authority.

“Organizational Documents” means with respect to any Person (other than a natural person), the certificate or articles of incorporation, limited partnership, organization, or formation and by-laws, the limited partnership agreement, the partnership agreement, the limited liability company agreement, the operating agreement or the trust agreement, or such other organizational documents of such Person, including those that are required to be registered or kept in the jurisdiction of incorporation, organization or formation of such Person and which establish the legal personality of such Person.

“Other Iroquois Transactions” means a series of related and substantially concurrent transactions, pursuant to and as a result of which DM and its Affiliates and TransCanada and its

Affiliates would collectively acquire and own more than 90% of the partnership, equity and other ownership interests in Iroquois.

“Outside Date” has the meaning set forth in Section 7.1(b).

“Parties” means DM, DM Sub and Contributor and “Party” means DM, DM Sub or Contributor, as applicable.

“Person” means and includes an individual, a partnership, a joint venture, a corporation, a union, a limited liability company, a trust, an unincorporated organization or a Governmental Authority or any other separate legal entity recognized pursuant to Law.

“Reasonable Efforts” means commercially reasonable efforts.

“Receiving Party” has the meaning set forth in Section 5.7(a).

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the Closing Date, between Contributor and DM, in substantially the form attached hereto as Exhibit B.

“Representative” means, with respect to any Person, the stockholders, members, partners, managers, officers, directors, employees, consultants, agents and representatives of such Person.

“Securities Act” means the Securities Act of 1933, as amended.

“Tax Return” means any return, declaration, report, statement, claim for refund, or other document, together with all amendments and supplements thereto (including all related and supporting information) required to be filed with or supplied to a Governmental Authority in respect of Taxes.

“Taxes” mean all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, transfer, registration, stamp, occupation, premium, property, windfall profits, fuel, gas import, customs, duties, value added, alternative or add on minimum, estimated, or other taxes of any kind whatsoever imposed by any Governmental Authority (including any Transfer Tax), together with any interest, penalty, or addition thereto, and the term “Tax” means any one of the foregoing Taxes.

“Third Party Claims” means claims for indemnification pursuant to Section 8.1 resulting from the assertion of liability by Persons not parties to this Agreement, including claims by any Governmental Authority for penalties, fines and assessments.

“Transaction Documents” means this Agreement, the Assignment of Partnership Interests and the Registration Rights Agreement, and any other agreements, instruments, certificates and documents executed and delivered hereunder.

“TransCanada” means TransCanada Pipelines Limited.

“Transfer Tax” means any sales, use, transfer, real property transfer, recording, stock transfer and other similar Tax and fees, including any interest, penalty or addition thereto, whether disputed or not; provided, however, that the term “Transfer Tax” shall not include any Income Tax.

“Treasury Regulation” means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“U.S. GAAP” means accounting principles generally accepted in the United States of America.

“U.S. Interstate Bloc” has the meaning given to such term in the Iroquois LPA.

“U.S. Interstate Bloc Voting Agreement” means that certain Second Amended and Bloc Voting Agreement – U.S. Interstate Bloc of Iroquois, dated as of May 4, 2001, by and among the partners of the U.S. Interstate Bloc, as amended.

ARTICLE II
CONTRIBUTION OF NJNR INTERESTS

Subject to the terms and conditions set forth in this Agreement:

Section 2.1 Contribution of the NJNR Interests. At the Closing and for the consideration specified in Section 2.2 below, Contributor shall contribute, convey, transfer, assign and deliver to DM Sub, and DM Sub shall acquire and accept from Contributor, all of Contributor’s right, title and interest in and to the NJNR Interests.

Section 2.2 Consideration. The total value of the consideration to be paid for the NJNR Interests shall be 1,838,932 DM Units (the “New DM Units”) with an aggregate value of approximately $61,110,000 (the “Consideration Value”), based on the volume-weighted average trading price of a DM Unit on the New York Stock Exchange for the 5-trading day period ending on the trading day immediately preceding the Effective Date, which New DM Units DM shall issue, or cause to be issued, to Contributor at Closing.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF Contributor

Contributor hereby represents and warrants to the Acquirer Parties as follows:

Section 3.1 Organization; Qualification and Power. Contributor is a corporation, duly organized, validly existing and in good standing under the Laws of the State of New Jersey, and has full corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Contemplated Transactions.

Section 3.2 Authorization; Validity.

(a) The execution and delivery by Contributor of this Agreement and the other Transaction Documents to which Contributor is a party, and the performance by Contributor of its obligations hereunder and thereunder, have been duly authorized by all requisite corporate action on behalf of Contributor.

(b) This Agreement, and at the Closing the other Transaction Documents to which Contributor is a party, have been (or will be) duly executed and delivered by Contributor and when executed and delivered in accordance with the terms hereof, shall each constitute the valid and binding obligation of Contributor, enforceable against Contributor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium or other similar Laws now or hereafter in effect relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

Section 3.3 No Conflict. Except as set forth on Schedule 3.3, the execution and delivery by Contributor of this Agreement and the other Transaction Documents to which Contributor is a party do not, and the performance by Contributor of its obligations hereunder and thereunder and the consummation by Contributor of the Contemplated Transactions will not:

(a) conflict with, result in a breach or violation of, or constitute a default under, any terms, conditions or provisions of the Organizational Documents of Contributor or Iroquois;

(b) conflict with, result in a breach or violation of, or constitute a default under, any terms, conditions or provisions of any Law applicable to Contributor or Iroquois;

(c) conflict with, result in a breach or violation of, or constitute (with due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) under, any Contract by which Contributor, Iroquois or any of their respective assets or properties (including the NJNR Interests) are bound; or

(d) result in the creation or imposition of any Liens upon or with respect to the NJNR Interests.

Section 3.4 Capitalization.

(a) All of the NJNR Interests have been duly authorized and are validly issued, fully paid and nonassessable. Contributor is the sole legal, beneficial, record and equitable owner of all of the NJNR Interests free and clear of all Liens (other than the Iroquois LPA, the LDC Bloc Voting Agreement and the U.S. Interstate Bloc Voting Agreement). Upon Closing, DM Sub shall own all of the NJNR Interests free and clear of all Liens (other than the Iroquois LPA, the LDC Bloc Voting Agreement and the U.S. Interstate Bloc Voting Agreement and DM Sub’s allocable share of the liabilities of

Iroquois as determined pursuant to Section 752 of the Code and its underlying Treasury Regulations).

(b) All of the NJNR Interests were issued in compliance with applicable Law. None of the NJNR Interests were issued in violation of the Organizational Documents of Iroquois or any Contract to which Contributor or Iroquois is a party, or any preemptive or similar rights of any Person. In addition, none of the NJNR Interests are subject to any voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the NJNR Interests (other than this Agreement, the Iroquois LPA, the LDC Bloc Voting Agreement and the U.S. Interstate Bloc Voting Agreement).

(c) Neither Contributor nor any Affiliate of Contributor owns any partnership, equity or other ownership interests in Iroquois other than the NJNR Interests, and upon Closing, neither Contributor nor any Affiliate of Contributor will remain or otherwise be a partner of Iroquois.

Section 3.5 U.S. Federal Income Tax Representations.

(a) The tax capital accounts and adjusted tax basis associated with each NJNR Interest at the close of the last completed taxable year of Iroquois are set forth on Schedule 3.5.

(b) The transfer of the NJNR Interests, when aggregated with all transfers of interests in Iroquois within the 12-month period ending on the Closing Date, will not, to the knowledge of Contributor, constitute a transfer of 50% or more of the capital and profits interests in Iroquois within the meaning of Section 708(b)(1)(B) of the Code.

(c) Contributor has not been allocated amounts under Code Section 704(c)(1)(A) or Treasury Regulation Section 1.704-1(b)(2)(iv)(f) with respect to the NJNR Interests.

Section 3.6 Legal Proceedings. There are no Actions pending or, to the knowledge of Contributor, threatened (a) against or by Contributor or any Affiliate thereof affecting any of the NJNR Interests, or (b) against or by Contributor or any Affiliate thereof that would reasonably be expected to have a Contributor Material Adverse Effect.

Section 3.7 Consents and Approvals. Except as set forth on Schedule 3.7, no filing, application or registration with, or consent, authorization or approval of or other action by, any third Person is, or will be, necessary for the valid execution and delivery by Contributor of this Agreement or the other Transaction Documents to which Contributor is a party, the performance by Contributor of its obligations hereunder or thereunder or the consummation by Contributor of the Contemplated Transactions.

Section 3.8 Bankruptcy. There are no bankruptcy, reorganization or arrangement proceedings pending against, being contemplated by, or to Contributor’s knowledge, threatened against, Contributor.

Section 3.9 Investment.

(a) Contributor is acquiring the New DM Units for its own account, for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof as such term is used in connection with the registration provisions of the Securities Act. Contributor acknowledges that the New DM Units are not registered under the Securities Act, any applicable state securities Laws or any applicable foreign securities Laws and the New DM Units may not be transferred or sold except pursuant to the registration provisions of the Securities Act or applicable foreign securities Laws or pursuant to an applicable exemption therefrom and pursuant to applicable state securities Laws. In addition, Contributor is aware and knowledgeable of Rule 144 promulgated under the Securities Act, and does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the New DM Units in violation of applicable securities Laws (including Rule 144).

(b) Contributor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c) Contributor understands that the New DM Units are being issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities Laws and that DM is relying in part upon the truth and accuracy of, and Contributor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Contributor set forth herein in order to determine the availability of such exemptions and the eligibility of Contributor to acquire the New DM Units.

(d) Contributor and its advisors have had access to all the DM SEC Documents and been furnished with all materials relating to the business, finances and operations of DM and materials relating to the issuance of the New DM Units which have been requested by Contributor. Contributor and its advisors have been afforded the opportunity to ask questions of DM. Contributor understands that its investment in the New DM Units involves a high degree of risk, and by reason of its business and financial experience it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of such investment and would be able to afford a complete loss of such investment.

(e) Contributor understands that no United States federal or state agency or any other Governmental Authority has passed on or made any recommendation or endorsement of the DM Units or the fairness or suitability of the investment in the DM Units nor have such authorities passed upon or endorsed the merits of the issuance of the DM Units.

Section 3.10 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of Contributor.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF ACQUIRER PARTIES

The Acquirer Parties hereby, jointly and severally, represent and warrant to Contributor as follows:

Section 4.1 Organization; Qualification and Power.

(a) DM is a limited partnership, duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has full limited partnership power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Contemplated Transactions.

(b) DM Sub is a limited liability company, duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has full limited liability company power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Contemplated Transactions.

Section 4.2 Authorization; Validity.

(a) The execution and delivery by each Acquirer Party of this Agreement and the other Transaction Documents to which such Acquirer Party is a party, and the performance by each Acquirer Party of its obligations hereunder and thereunder, have been duly and validly authorized by all requisite limited partnership or limited liability company, as applicable, action on behalf of such Acquirer Party.

(b) This Agreement, and at the Closing the other Transaction Documents to which each Acquirer Party is a party, have been (or will be) duly executed and delivered by such Acquirer Party and when executed and delivered in accordance with the terms hereof, shall each constitute the valid and binding obligation of such Acquirer Party, enforceable against such Acquirer Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium or other similar Laws now or hereafter in effect relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

Section 4.3 No Conflict. The execution and delivery by each Acquirer Party of this Agreement and the other Transaction Documents to which such Acquirer Party is a party do not, and the performance by such Acquirer Party of its obligations hereunder and thereunder and the consummation by such Acquirer Party of the Contemplated Transactions will not:

(a) conflict with, result in a breach or violation of, or constitute a default under, any terms, conditions or provisions of the Organizational Documents of any Acquirer Party;

(b) conflict with, result in a breach or violation of, or constitute a default under, any terms, conditions or provisions of any Law applicable to any Acquirer Party, except for such conflicts or violations which would not reasonably be expected to result in an Acquirer Material Adverse Effect; or

(c) conflict with, result in a breach or violation of, or constitute (with due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) under, any Contract by which any Acquirer Party or any of its properties or assets is bound, except such conflicts or defaults (or rights of termination, cancellation, modification or acceleration) which would not reasonably be expected to have an Acquirer Material Adverse Effect.

Section 4.4 Legal Proceedings. There are no Actions pending or, to the knowledge of any Acquirer Party, threatened, that would reasonably be expected to have an Acquirer Material Adverse Effect.

Section 4.5 Consents and Approvals. Except as set forth on Schedule 4.5, no filing, application or registration with, or consent, authorization or approval of or other action by, any third Person is, or will be, necessary for the valid execution and delivery by each Acquirer Party of this Agreement or the other Transaction Documents to which such Acquirer Party is a party, the performance by such Acquirer Party of its obligations hereunder or thereunder or the consummation by such Acquirer Party of the Contemplated Transactions, except where the failure to make or obtain such filings, applications, registrations, consents, authorizations or approvals would not reasonably be expected to have an Acquirer Material Adverse Effect.

Section 4.6 Investment. DM Sub is acquiring the NJNR Interests for its own account, for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof as such term is used in connection with the registration provisions of the Securities Act. DM Sub acknowledges that the NJNR Interests are not registered under the Securities Act, any applicable state securities Laws or any applicable foreign securities Laws, and that the NJNR Interests may not be transferred or sold except pursuant to the registration provisions of the Securities Act or applicable foreign securities Laws or pursuant to an applicable exemption therefrom and pursuant to applicable state securities Laws.

Section 4.7 New DM Units. DM has taken all partnership action necessary to authorize the issuance and delivery of the New DM Units to Contributor as contemplated by this Agreement. When issued in accordance with the provisions of this Agreement, the New DM Units will be validly issued in accordance with the DM LPA and the applicable statute of the State of Delaware, fully paid (to the extent required under the DM LPA), nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act), and free and clear of all Liens (except for restrictions on transfer imposed by applicable federal or state securities Laws and the DM LPA, Liens arising by, through or under Contributor or its Affiliates, or Liens arising under or in connection with this Agreement).

Section 4.8 DM SEC Documents. DM has filed with or furnished to the U.S. Securities and Exchange Commission all reports and statements required to be filed or furnished by it under the Exchange Act or the Securities Act since March 28, 2014 (all such documents collectively, the “DM SEC Documents”). The DM SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed (except to the extent corrected by a subsequently filed DM SEC Document filed prior to the Effective Date) (a) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (b) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (c) were prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and (d) fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of the business of DM as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

Section 4.9 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of any Acquirer Party.

Section 4.10 No Other Representations. Except as set forth in this Article IV, no Acquirer Party makes any other representations or warranties.

ARTICLE V
ADDITIONAL AGREEMENTS

Section 5.1 Waiver of Rights of First Refusal and Consent. Effective as of the Effective Date, Contributor hereby:

(a) (i) waives any and all rights which it may have under the Iroquois LPA or otherwise (A) to receive notice of the Other Iroquois Transactions (including the execution of any definitive agreements governing same), and (B) to exercise any right of first refusal or any other similar right to purchase or otherwise acquire all or any portion of the partnership, equity and other ownership interests in Iroquois included as part of the Other Iroquois Transactions; and (ii) consents, as and to the extent necessary or appropriate under the Iroquois LPA or otherwise, to the consummation of the Other Iroquois Transactions; and

(b) agrees to execute and deliver such additional documents, instruments and assurances and take such further actions as may be reasonably necessary, advisable or appropriate to give effect to the foregoing provisions of this Section 5.1.

Section 5.2 Regulatory and Other Approvals.

(a) HSR. As promptly as practicable after the Effective Date, but in no event later than ten (10) days after the Effective Date, DM shall cause to be filed, with the FTC and the DOJ the Notification and Report Form under the HSR Act if required in connection with the Contemplated Transactions and as promptly as practicable cause any additional information requested by the DOJ or FTC pursuant to the HSR Act in connection herewith to be supplied. Any such Notification and Report Form and additional information, if any, submitted to the FTC or the DOJ shall be in substantial compliance with the requirements of the HSR Act. Contributor shall furnish to DM such other such information and assistance as DM may reasonably request in connection with its preparation of any filing, application, registration, consent or authorization which is necessary under the HSR Act. DM will use its Reasonable Efforts to obtain the termination or expiration of any applicable waiting period required under the HSR Act for the consummation of the Contemplated Transactions. DM or its Affiliates shall pay in full the initial filing fee, and shall pay in full when due any applicable fees required under the HSR Act.

(b) Miscellaneous.

(i) As promptly as practicable after the Effective Date, but in no event later than ten (10) days after the Effective Date, Contributor shall make or file all other filings, applications, registrations, consents and authorizations listed on Schedule 3.7, and the Acquirer Parties shall make or file all other filings, applications, registrations, consents and authorizations listed on Schedule 4.5.

(ii) In fulfilling their obligations pursuant to this Section 5.2, subject to the terms and conditions herein, each of the Acquirer Parties and Contributor shall use Reasonable Efforts to, and shall cooperate in good faith with the other to, prepare and make or file with any Governmental Authority having jurisdiction over them, all necessary filings, applications, registrations, consents and authorizations required to be made with respect to the Contemplated Transactions (including those specified in Section 5.2(b)(i) above) and use Reasonable Efforts to obtain, as soon as practicable, all such consents and authorizations required to be obtained by them.

(iii) Each of the Acquirer Parties and Contributor shall keep the other apprised in a prompt manner of the status and substance of any communications with, and inquiries or requests for additional information from any Governmental Authority in connection with the Contemplated Transactions. The Parties shall promptly respond to such inquiries or requests for additional information made by any Governmental Authority and, use Reasonable Efforts to participate in any hearings, settlement proceedings or other proceedings ordered with respect to the Contemplated Transactions. The Parties shall have the right to review in advance all characterizations of the information relating to the Contemplated Transactions which appear in any filings, applications, registrations, consents and authorizations made in connection with the Contemplated Transactions and the submitting Party shall consider in good faith any revisions reasonably requested by the reviewing Party.

Section 5.3 Further Assurances. At any time or from time to time after Effective Date and without further consideration, as and when requested by any Party, the requested Party shall use Reasonable Efforts to take or to cause to be taken, all action and to do, or cause to be done, or to execute and deliver, or cause to be executed and delivered, all such further instruments of contribution, transfer, conveyance, assignment, novation, confirmation or other documents, and shall take, or cause to be taken, all such further or other actions, as such requesting Party may reasonably deem necessary, proper or advisable to consummate the Contemplated Transactions, as promptly as practicable or sooner as required by this Agreement, including such actions as are necessary in connection with obtaining any third Person consents, including those identified on Schedule 3.7 or Schedule 4.5. The Parties shall cooperate in good faith with each other in assisting with complying with this Section 5.3.

Section 5.4 Certain Tax Matters.

(a) The Parties agree that, for U.S. federal income tax purposes, the contribution of the NJNR Interests to DM Sub constitutes a capital contribution by Contributor of the NJNR Interests to DM in a transaction governed by Section 721 of the Code and each Party agrees that it will treat and report the contribution consistent with the foregoing.

(b) Contributor shall cause Iroquois to allocate Iroquois’ items of taxable income, loss, gain, deduction and credit for the taxable year which includes the Closing Date between Contributor and DM Sub in accordance with the interim closing of the books method.

(c) Contributor acknowledges that the general partner of DM will apply the remedial method, within the meaning of Treasury Regulation section 1.704-3(d), to tax items that DM will allocate to its partners as required by Section 6.2(b) of the DM LPA. Contributor further acknowledges that the foregoing allocation method will result in DM making remedial income allocations to Contributor with respect to the NJNR Interests held by DM.

(d) Any Transfer Taxes incurred in connection with the contribution of the NJNR Interests pursuant to this Agreement shall be borne 50% by Contributor and 50% by the Acquirer Parties. Each Party shall file, to the extent required by applicable Tax Law, all necessary Tax Returns and other documentation with respect to all Taxes for which such Party is responsible hereunder. In addition, each Party shall provide the other Party with such assistance as may be reasonably requested by the other Party or otherwise required by applicable Tax Law in connection with the preparation, execution and/or filing of any Tax Return and other related documentation, any audit or other examination by any Governmental Authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and provide the requesting Party with any records or information which may be relevant to such return, audit or examination, proceedings or determination.

(e) In addition to the information provided on Schedule 3.5 hereto, Contributor shall provide the Acquirer Parties with all additional information reasonably requested by the Acquirer Parties regarding the Contributor’s tax basis with respect to its NJNR Interests to the extent known (or reasonably obtainable) by the Contributor. The Contributor acknowledges and agrees that the Acquirer Parties will and may rely on such tax basis information (as updated for additional information after Closing), which will be provided as soon as reasonably practical, but in no event more than sixty (60) days after Closing, in determining the Contributor’s share of taxable income, loss, gain, and deduction for purposes of Section 704(c) of the Code and the Treasury Regulations thereunder with respect to the New DM Units. The Acquirer Parties shall have no indemnification obligation under this Agreement (including pursuant to Section 8.1(b)) to the extent the Contributor suffers any Adverse Consequences attributable to increased liability for Taxes that are attributable solely to the inaccuracy of the tax basis information provided under Section 3.5 or under this Section 5.4(e).

Section 5.5 Other Transaction Documents. Prior to Closing, the parties thereto shall have entered into a consent and waiver in the form previously agreed to by the Parties. At the Closing: (a) Contributor and DM Sub shall enter into the Assignment of Partnership Interests pursuant to which Contributor will effectively contribute, convey, transfer, assign and deliver to DM Sub, and DM Sub will accept from Contributor, all of Contributor’s right, title and interest in and to the NJNR Interests; and (b) Contributor and DM shall enter into the Registration Rights Agreement pursuant to which DM may be required in the future to register the sale of the New DM Units acquired by Contributor hereunder.

Section 5.6 Exclusivity. In consideration of the time, effort, and expenses to be incurred by the Acquirer Parties and its Affiliates in connection with the evaluation and pursuit of the Contemplated Transactions, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, from the Effective Date until the Closing or earlier termination of this Agreement in accordance herewith, Contributor hereby agrees not to, and to cause its Affiliates and Representatives not to, directly or indirectly, solicit or encourage the submission of any expression of interest, inquiry, proposal, or offer regarding, provide any non-public information regarding, participate in any discussions or negotiations regarding, or enter into any Contract regarding, any sale or other transfer or disposition of the NJNR Interests or any interests therein (whether by way of a sale of assets, sale of equity, merger, consolidation or other business combination or otherwise) or any alternative transaction that would preempt or preclude the Contemplated Transactions.  To that end, from and after the Effective Date, Contributor shall, and shall cause each of its Affiliates and Representatives to, discontinue any ongoing discussions or negotiations (other than such internal discussions or with the Acquirer Parties) relating to any of the foregoing.

Section 5.7 Confidentiality.

(a) The Parties hereby agree to treat all information concerning another Party or any of its Affiliates (whether prepared by a Party or any of its Affiliates or Representatives, as the case may be), which is disclosed, before, on or after the Effective Date, by or on behalf of a Party (the “Disclosing Party”) to another Party (the “Receiving Party”) or any of its Affiliates or Representatives, whether disclosed orally or disclosed or accessed in written, electronic or other form or media, and whether or not marked, designated or otherwise identified as “confidential” (such information is herein referred to as “Confidential Information”), as confidential and to take or abstain from taking certain other actions set forth in this Section 5.7.

(b) The term “Confidential Information” does not include information which (i) is already in the Receiving Party’s possession, provided such information came from a source other than the Disclosing Party or any of its Representatives or Affiliates and, to the Receiving Party’s knowledge, such source is not subject to an obligation of confidentiality to the Disclosing Party, or (ii) becomes available to the public other than as a result of a disclosure by the Receiving Party, any of its Affiliates or any of its or their respective Representatives, or (iii) becomes available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party or any of its Representatives or Affiliates, provided, to the Receiving Party’s knowledge, such source is not subject to an obligation of confidentiality to the Disclosing Party, or (iv) is independently developed by the Receiving Party without reference to or use of Confidential Information disclosed to it by the Disclosing Party under this Agreement, or (v) is approved for release by written authorization of the Disclosing Party.

(c) The Parties hereby agree that Confidential Information of the Disclosing Party will be used solely for the purpose of the Contemplated Transactions, and that such Confidential Information will be kept strictly confidential by them and their Affiliates and Representatives; provided, however, that any of such Confidential Information may be disclosed by the Receiving Party to its Representatives and/or Affiliates who need to know such information for the purpose of the Contemplated Transactions (it being understood that such Representatives and Affiliates will be informed by the Receiving Party of the confidential nature of such information and will be instructed by the Receiving Party to treat such information confidentially in accordance with the terms of this Agreement). Any use by the Receiving Party of such Confidential Information for any other purpose shall be considered unauthorized and in breach of this Agreement, and each Party will be responsible for actions taken by any of its Representatives or Affiliates that would be deemed a breach of this Agreement if a Party had taken such actions.

(d) In the event that the Receiving Party or any of its Representatives or Affiliates are required under applicable Law, Order or stock exchange rule, or are requested in any Action to disclose any Confidential Information, the Receiving Party will give the Disclosing Party prompt written notice of such requirement or request, as the case may be, so that the Disclosing Party may seek an appropriate protective order. If, in the absence of a protective order, the Receiving Party or any of its Representatives or Affiliates are nonetheless required or compelled, as the case may be, in an Action to disclose Confidential Information, the Receiving Party or its Representatives or Affiliates may disclose such Confidential Information only to the extent required under such Law, Order or stock exchange rule. Such disclosure will, however, not relieve any Party of its other obligations contained herein.

(e) Nothing contained in this Agreement will be construed, by implication or otherwise, as granting or conferring any rights by license or otherwise in any Confidential Information disclosed to any Receiving Party. All such Confidential Information will at all times remain the exclusive property of the Disclosing Party. No Party makes any representation with respect to the Confidential Information, except as may be set forth in this Agreement.

(f) Each Party acknowledges and agrees that money damages might not be a sufficient remedy for any breach or threatened breach of this Section 5.7 by such Party or its Affiliates or Representatives. Therefore, in addition to all other remedies available at law (which neither Party waives by the exercise of any rights under this Section 5.7), the non-breaching Party shall be entitled to seek specific performance and injunctive and other equitable relief as a remedy for any such breach or threatened breach, and the Parties hereby waive any requirement for the securing or posting of any bond or the showing of actual monetary damages in connection with such claim.

(g) Upon the Disclosing Party’s written request, the Receiving Party and its Representatives shall promptly return to the Disclosing Party all copies, whether in written, electronic or other form or media, of the Disclosing Party’s Confidential Information, or destroy (to the Disclosing Party’s reasonable satisfaction) all such copies and all copies of any notes, analyses, compilations, reports, forecasts, studies, samples, data, statistics, summaries, interpretations and other materials prepared by or for the Receiving Party or its Representatives that contain any Confidential Information.

(h) The Parties’ obligation to maintain the confidentiality of the Confidential Information as required hereunder shall survive, as applicable, (i) the termination of this Agreement for a period of two (2) years thereafter or such longer period as may be required under applicable Law or a third party Contract (so long as the Parties shall have been advised in writing of such Contract restriction in advance), or (ii) the Closing for a period of two (2) years thereafter or such longer period as may be required under applicable Law or a third party Contract (so long as the Parties shall have been advised in writing of such Contract restriction in advance).

Section 5.8 Transfer Restrictions. Notwithstanding anything herein to the contrary:

(a) Except as otherwise expressly set forth in Section 5.8(b), in addition to all restrictions on transfer imposed by applicable federal or state securities Laws, Contributor shall not, and shall not permit any other Person to, sell, transfer or otherwise dispose of any of the New DM Units in any manner for a period of twelve (12) months after the Closing (the “Lock-Up Period”).

(b) Notwithstanding the terms of Section 5.8(a), Contributor shall be permitted, via one or more transactions, to sell, transfer or otherwise dispose of up to an aggregate of Ten percent (10%) of the New DM Units during the Lock-Up Period, so long as any and all such sales, transfers or other dispositions are undertaken in compliance with applicable United States federal and state securities Laws.

Section 5.9 Removal of Legends. DM shall remove, or cause to be removed, any restrictive legends relating to the 12-month transfer restrictions imposed by Section 5.8 from the New DM Units upon the expiration of the 12-month transfer restrictions set forth in Section 5.8. In addition, DM shall remove, or cause to be removed, from the New DM Units any legends regarding restrictions on transfer under applicable securities Laws if (i) such New DM Units are registered for resale under the Securities Act, (ii) such New DM Units are sold or transferred pursuant to Rule 144 under the Securities Act or (iii) such New DM Units are eligible for sale under Rule 144 under the Securities Act without the requirement for DM to be in compliance with the current public information requirements under Rule 144 under the Securities Act and without volume or manner-of-sale restrictions. If DM shall have removed any restrictive legends pursuant to the grounds set forth in the foregoing clause (i) and the registration statement under which the New DM Units were registered shall have become unavailable for any reason and no other grounds for removal are then available, the Contributor hereby consents to the re-imposition of the restrictive legends until such time as other grounds become available for their removal or the New DM Units can again be sold under the registration statement.

ARTICLE VI
CLOSING

Section 6.1 Time and Place of Closing. The closing of the contribution by Contributor, and the acquisition and acceptance by DM Sub, of the NJNR Interests (the “Closing”) shall take place at the offices of McGuireWoods LLP, One James Center, Gateway Plaza, 800 East Canal Street, Richmond, Virginia 23219 on the first day of the calendar month that is at least three (3) Business Days after all of the conditions contained in Sections 6.3 and 6.4 are satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions); provided that, notwithstanding the foregoing, the Closing may take place electronically or at such other place, at such other time, or on such other date as the Parties may mutually agree in writing (the date on which the Closing occurs being herein referred to as the “Closing Date”). The Closing shall be effective as of 12:00:01 a.m. eastern prevailing time on the Closing Date.

Section 6.2 Closing Deliverables. At the Closing:

(a) Contributor will deliver, or cause to be delivered, the following to the Acquirer Parties:

(i) the Assignment of Partnership Interests, duly executed by Contributor;

(ii) the Registration Rights Agreement, duly executed by Contributor;

(iii) copies of all consents, authorizations, approvals, notices, filings and registrations listed on Schedule 3.7;

(iv) a certificate, dated as of the Closing Date and signed by a duly authorized officer of Contributor, certifying that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied;

(v) a certificate of the secretary or assistant secretary of Contributor, dated as of the Closing Date: (A) certifying as to and attaching (1) the resolutions adopted by Contributor authorizing the Contemplating Transactions, and (2) a certificate of good standing (or equivalent certificate) of Contributor, issued within 15 days prior to the Closing Date by the Secretary of State (or equivalent Governmental Authority) of Contributor’s jurisdiction of organization; and (B)

certifying as to the authorization of the officers of Contributor executing documents in connection with the Contemplated Transactions;

(vi) all information reasonably requested by the Acquirer Parties regarding Contributor’s tax basis with respect to the NJNR Interests; and

(vii) all such other documents, agreements, or instruments as shall, in the reasonable opinion of the Acquirer Parties and their counsel, be reasonably necessary or desirable in connection with the Contemplated Transactions, or required to be delivered by Contributor at or prior to the Closing Date pursuant to this Agreement.

(b) The Acquirer Parties will deliver or issue, or cause to be delivered or issued, the following to Contributor:

(i) the New DM Units as required by Section 2.2 of this Agreement;

(ii) the Assignment of Partnership Interests, duly executed by DM Sub;

(iii) the Registration Rights Agreement, duly executed by DM;

(iv) copies of all consents, authorizations, approvals, notices, filings and registrations listed on Schedule 4.5;

(v) a certificate, dated as of the Closing Date and signed by a duly authorized officer of each of the respective Acquirer Parties, certifying that the conditions set forth in Sections 6.4(a) and 6.4(b) have been satisfied;

(vi) a certificate of the secretary or assistant secretary of DM, dated as of the Closing Date: (A) certifying as to and attaching (1) the resolutions adopted by DM authorizing the Contemplating Transactions, and (2) a certificate of good standing (or equivalent certificate) of DM, issued within 15 days prior to the Closing Date by the Secretary of State of Delaware; and (B) certifying as to the authorization of the officers of DM executing documents in connection with the Contemplated Transactions;

(vii) a certificate of the secretary or assistant secretary of DM Sub, dated as of the Closing Date: (A) certifying as to and attaching (1) the resolutions adopted by DM Sub authorizing the Contemplating Transactions, and (2) a certificate of good standing (or equivalent certificate) of DM Sub, issued within 15 days prior to the Closing Date by the Secretary of State of Delaware; and (B) certifying as to the authorization of the officers of DM Sub executing documents in connection with the Contemplated Transactions; and

(viii) all such other documents, agreements, or instruments as shall, in the reasonable opinion of Contributor and its counsel, be reasonably necessary or desirable in connection with the Contemplated Transactions, or required to be delivered by the Acquirer Parties at or prior to the Closing Date pursuant to this Agreement.

Section 6.3 Conditions Precedent to the Acquirer Parties’ Obligations. The obligation of the Acquirer Parties to acquire the NJNR Interests and to take the other actions required to be taken by the Acquirer Parties at the Closing under this Agreement shall be subject to the satisfaction (or waiver by the Acquirer Parties in writing), at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. (i) The Fundamental Representations of Contributor contained in this Agreement shall be true and correct in all respects on and as of the Effective Date and on and as of the Closing Date with the same effect as though made on and as of such date (unless any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects on and as of such earlier date); and (ii) the other representations and warranties of Contributor contained in this Agreement shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Contributor Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Contributor Material Adverse Effect) on and as of the Effective Date and on and as of the Closing Date with the same effect as though made on and as of such date (unless any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects or in all material respects, as applicable, on and as of such earlier date).

(b) Performance. Contributor shall have performed and complied, in all material respects, with the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Contributor at or before the Closing; provided, however, that, with respect to agreements, covenants and obligations that are qualified by materiality, Contributor shall have performed and complied with such agreements, covenants and obligations, as so qualified, in all respects.

(c) Approvals and Filings. All consents, authorizations and approvals from, and all notices, filings and registrations with, Governmental Authorities or third Persons that are listed on Schedule 3.7 and Schedule 4.5, respectively, shall have been obtained or made free of any term, condition, restriction or imposed liability, and all such consents, authorizations and approvals shall be in effect at the Closing, and all applicable waiting periods (and any extensions thereof) imposed by any Governmental Authority necessary for the consummation of the Contemplated Transactions and the Other Iroquois Transactions (including under the HSR Act) shall have expired or otherwise been terminated.

(d) Waivers and Consents of Iroquois Partners. All waivers, consents, authorizations, approvals or agreements under the Iroquois LPA or otherwise that are necessary to admit DM Sub as a partner of Iroquois as of Closing shall have been obtained or made free of any term, condition, restriction or imposed liability, and all such waiver, consents, authorizations, approvals and agreements shall be in effect at the Closing.

(e) Closing of the Other Iroquois Transactions. The closing and consummation of the Other Iroquois Transactions shall have occurred or be occurring simultaneously with the Closing hereunder, and DM Sub shall have been admitted as a partner of Iroquois.

(f) Amendment and Restatement of Iroquois LPA. DM (and its Affiliates) and TransCanada (and its Affiliates) shall have agreed to a final amended and restated form of the Iroquois LPA to govern Iroquois following the consummation of the Contemplated Transactions and the Other Iroquois Transactions.

(g) No Law. No Law shall have been enacted, issued, promulgated, enforced or entered which is in effect and has the effect of making the Contemplated Transactions illegal, otherwise restraining or prohibiting consummation of the Contemplated Transactions or causing any of the Contemplated Transactions to be rescinded following completion thereof.

(h) No Action. No Action shall have been threatened, and no Action shall be pending, that seeks to prohibit or delay the consummation of, or challenge the validity of, the Contemplated Transactions.

(i) No Contributor Material Adverse Effect. From the Effective Date, there shall not have occurred any Contributor Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Contributor Material Adverse Effect.

(j) Closing Deliverables. The Acquirer Parties shall have received all the items set forth in Section 6.2(a) in form and substance satisfactory to the Acquirer Parties.

Section 6.4 Conditions Precedent to Contributor’s Obligations. The obligation of Contributor to contribute the NJNR Interests and to take the other actions required to be taken by Contributor at the Closing under this Agreement shall be subject to the satisfaction (or waiver by Contributor in writing), at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. (i) The Fundamental Representations of the Acquirer Parties contained in this Agreement shall be true and correct in all respects on and as of the Effective Date and on and as of the Closing Date with the same effect as though made on and as of such date (unless any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects on and as of such earlier date); and (ii) the other representations and warranties of the Acquirer Parties contained in this Agreement shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Acquirer Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Acquirer Material Adverse Effect) on and as of the Effective Date and on and as of the Closing Date with the same effect as though made on and as of such date (unless any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects or in all material respects, as applicable, on and as of such earlier date).

(b) Performance. The Acquirer Parties shall have performed and complied, in all material respects, with the agreements, covenants and obligations required by this Agreement to be so performed or complied with by the Acquirer Parties at or before the Closing; provided, however, that, with respect to agreements, covenants and obligations that are qualified by materiality, the Acquirer Parties shall have performed and complied with such agreements, covenants and obligations, as so qualified, in all respects.

(c) Approvals and Filings. All consents, authorizations and approvals from, and all notices, filings and registrations with, Governmental Authorities or third Persons that are listed on Schedule 4.5 shall have been obtained or made, and all such consents, authorizations and approvals shall be in effect at the Closing, and all applicable waiting periods (and any extensions thereof) imposed by any Governmental Authority necessary for the consummation of the Contemplated Transactions and the Other Iroquois Transactions (including under the HSR Act) shall have expired or otherwise been terminated.

(d) Waivers and Consents of Iroquois Partners. Contributor shall have received a written waiver and consent, similar in nature to the waiver and consent provided in Section 5.1 above and otherwise satisfactory to Contributor, from each of the other partners of Iroquois with respect to the Contemplated Transactions, and all such waivers and consents shall be in effect at the Closing.

(e) No Law. No Law shall have been enacted, issued, promulgated, enforced or entered which is in effect and has the effect of making the Contemplated Transactions illegal, otherwise restraining or prohibiting consummation of the Contemplated Transactions or causing any of the Contemplated Transactions to be rescinded following completion thereof.

(f) No Acquirer Material Adverse Effect. From the Effective Date, there shall not have occurred any Acquirer Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in an Acquirer Material Adverse Effect.

(g) Closing Deliverables. Contributor shall have received all the items set forth in Section 6.2(b) in form and substance satisfactory to Contributor.

ARTICLE VII
TERMINATION AND ABANDONMENT

Section 7.1 Methods of Termination. This Agreement may be terminated and the Contemplated Transactions may be abandoned at any time prior to Closing as follows:

(a) by mutual written consent of Contributor and the Acquirer Parties;

(b) by either Contributor or the Acquirer Parties, if the Closing has not occurred on or before December 31, 2015 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to Contributor if Contributor, or to the Acquirer Parties if any Acquirer Party, has failed to fulfill, in all material respects, any of its obligation under this Agreement;

(c) by the Acquirer Parties, if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Contributor contained in this Agreement such that the conditions set forth in Section 6.3(a) or 6.3(b) would not be satisfied, and such breach is not capable of being cured or, if capable of being cured, shall not have been cured prior to the earlier of (x) the Outside Date and (y) 30 days after notice of the breach is provided to Contributor; provided, that the Acquirer Parties shall not have the right to terminate this Agreement pursuant to this Section 7.1(c) if any Acquirer Party is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement;

(d) by Contributor, if there shall have been a breach of any representation, warranty, covenant or agreement on the part of any Acquirer Party contained in this Agreement such that the conditions set forth in Section 6.4(a) or 6.4(b) would not be satisfied, and such breach is not capable of being cured or, if capable of being cured, shall not have been cured prior to the earlier of (x) the Outside Date and (y) 30 days after notice of the breach is provided to the Acquirer Parties; provided, that Contributor shall not have the right to terminate this Agreement pursuant to this Section 7.1(d) if Contributor is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement;

(e) by the Acquirer Parties, if there shall have been a Casualty Event; or

(f) by either Contributor or the Acquirer Parties, if any Governmental Authority shall have issued an Order or taken any other action enjoining or otherwise prohibiting the Contemplated Transactions and such Order or other action shall have become final and nonappealable.

Section 7.2 Procedure Upon Termination and Consequences. The Acquirer Parties or Contributor may terminate this Agreement when permitted pursuant to Section 7.1 by delivering written notice of such termination to the other Party, and such termination shall be effective upon delivery of such notice in accordance with Section 9.3. If this Agreement is terminated as provided herein, (i) this Agreement shall forthwith become void, except that Section 1.1 (Definitions), Section 5.7 (Confidentiality), this Section 7.2 (Procedure Upon Termination and Consequences), Section 8.5(f) and Article IX (Miscellaneous) shall survive such termination. Except as set forth in the following sentence, such termination shall be the sole remedy of the Parties with respect to breaches of any covenant, agreement, representation or warranty contained in this Agreement and none of the Parties, their Affiliates or any of their respective Representatives, as the case may be, shall have any liability or further obligation to any other Party except with respect to the confidentiality obligations set forth in Section 5.7, which shall survive the termination of this Agreement in accordance with the terms thereof, including with respect to Confidential Information that is subject thereto. Notwithstanding the foregoing, (x) in the event of a termination by the Acquirer Parties pursuant to Section 7.1(b) (under circumstances where Contributor would have been unable to terminate this Agreement pursuant to Section 7.1(b)) or Section 7.1(c), such termination shall not relieve Contributor from liability for any breach of this Agreement or (y) by Contributor pursuant to Section 7.1(b) (under circumstances where the Acquirer Parties would have been unable to terminate this Agreement pursuant to Section 7.1(b)) or Section 7.1(d), such termination shall not relieve the Acquirer Parties from liability for any breach of this Agreement, and any Party not in breach of this Agreement shall have the right (whether or not this Agreement is terminated) to bring an Action for specific performance and to assert all other rights and remedies, and (subject to Section 8.5(f) hereof) recover all damages, available to it at law or in equity.

ARTICLE VIII
INDEMNIFICATION

Section 8.1 Indemnification.

(a) Indemnification by Contributor. Subject to the limitations set forth in this Article VIII, from and after the Closing, Contributor shall indemnify, defend and hold harmless each Acquirer Party, its Affiliates and each of their respective Representatives (the “Acquirer Indemnified Parties”), from any and all Adverse Consequences actually incurred or paid by an Acquirer Indemnified Party as a result of (i) any breach of any representation or warranty of Contributor contained this Agreement, (ii) any breach of any covenant or agreement of Contributor contained in this Agreement, or (iii) any Taxes for which Contributor is responsible hereunder.

(b) Indemnification by Acquirer Parties. Subject to the limitations set forth in this Article VIII, from and after the Closing, the Acquirer Parties shall, jointly and severally, indemnify, defend and hold harmless Contributor, its Affiliates and each of their respective Representatives (the “Contributor Indemnified Parties”), from any and all Adverse Consequences actually incurred or paid by a Contributor Indemnified Party as a result of (i) any breach of any representation or warranty of any Acquirer Party contained in this Agreement, (ii) any breach of any covenant or agreement of any Acquirer Party contained in this Agreement, or (iii) any Taxes for which any Acquirer Party is responsible hereunder.

Section 8.2 Procedure for Indemnification.

(a) Each claim for indemnification, including Third Party Claims, shall be made by delivery by the Person seeking to be indemnified (the “Indemnified Party”) to the Party from whom indemnification is sought (the “Indemnifying Party”) of written notice (a “Claim Notice”) containing details reasonably sufficient to disclose to the Indemnifying Party the nature and scope of the claim including an estimate of the amount of claimed Adverse Consequences and copies of all relevant pleadings, documents and information, in each case to the extent reasonably practicable, within thirty (30) days after the Indemnified Party obtains knowledge of such claim. Any failure in the delivery of a Claim Notice shall not affect the obligations of the Indemnifying Party, except to the extent that the rights and remedies of the Indemnifying Party are actually materially prejudiced as a result of the failure to give, or delay in giving, such Claim Notice.

(b) If, pursuant to a Third Party Claim, any Action is brought against an Indemnified Party for which the Indemnifying Party may be required to indemnify the Indemnified Party hereunder, the Indemnifying Party shall be entitled to participate in the defense of such Action and, to the extent that it elects, by written notice to the Indemnified Party within ten (10) Business Days after receipt of the relevant Claim Notice, to assume and control the defense of such Action (unless (i) the Indemnified Party determines in good faith that a conflict of interest may exist such that joint representation of the Indemnified Party and the Indemnifying Party would be inappropriate, (ii) greater than 50% of the Adverse Consequences resulting from such claim are reasonably anticipated to be incurred by the Indemnified Party because such Adverse Consequences exceed the Cap (if applicable), (iii) material equitable or other non-monetary relief is sought from any Indemnified Party pursuant to such Action, or (iv) the claim is brought by a Governmental Authority). After notice from the Indemnifying Party to the Indemnified Party of its election to assume and control the defense of such Action, the Indemnifying Party shall not, so long as it diligently conducts such defense, be liable to the Indemnified Party under this Article VIII for any fees of other counsel or any other expenses with respect to the defense of such Action, in each case subsequently incurred by the Indemnified Party in connection with the defense of such Action, other than reasonable costs of investigation. If the Indemnifying Party assumes the defense of such Action, (i) such assumption will, unless additional information emerges after the assumption to change this conclusion, conclusively establish for purposes of this Agreement that the Third Party Claims are within the scope of and subject to indemnification (but no such assumption shall affect the applicability of any limit on indemnification contained in Section 8.5), and (ii) the Indemnifying Party shall not, without the Indemnified Party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, compromise or settle such Action, or consent to the entry of any judgment with respect to such Action, that (A) does not involve only the payment of monetary damages by the Indemnifying Party and does not otherwise result in a final resolution of the Indemnified Person’s liability with respect to the Third Party Claim (including, in the case of a compromise or settlement, an unconditional written release of the Indemnified Part), (B) is reasonably expected to materially and adversely affect the Indemnified Party, including the imposition of any materially adverse restriction, condition, injunction or other equitable relief upon the Indemnified Party, (C) encumbers any of the assets of the Indemnified Party, (D) involves any finding or omission of any violation of Law or admission of any wrong doing by the Indemnified Party. If the Indemnified Party withholds its consent unreasonably, the Indemnified Party shall be obligated for any future expenses and excess settlement amounts. The Indemnifying Person shall pay all amounts of such permissible compromise, settlement or judgment concurrently with the effectiveness thereof and otherwise remain responsible for any Adverse Consequences the Indemnified Party may suffer that are caused by, relating to, or arising out of the Third Person Claim to the fullest extent provided in this Article VIII. If a Claim Notice regarding a Third Party Claim is given to an Indemnifying Party and the Indemnifying Party does not, within ten (10) Business Days after the Indemnifying Party’s receipt of such Claim Notice, give notice to the Indemnified Party of its election to assume the defense of such Action, the Indemnifying Party will be deemed bound by any determination made in such Action or any compromise or settlement effected by the Indemnified Party. The Indemnified Party shall fully cooperate at its expense in connection with the defense of any such Third Party Claims, including providing reasonable access to the Indemnified Party’s records and personnel relating to such claim, and will have the right to participate in the defense of any Third Party Claim by counsel of its own choosing and at its own expense.

(c) Notwithstanding the provisions of Section 8.2(b), if the Indemnifying Party does not, or is not permitted under the terms hereof to, assume or retain control of the defense of an Action relating to a Third Party Claim, then the Indemnified Person (i) shall have the right to defend against the Third Person Claim (at the sole cost and expense of the Indemnifying Person (but subject to the limitations set forth in this Article VIII)), with counsel of the Indemnified Person’s choosing; and (ii) shall have full control of such defense and Action, including (subject to the following provisions of this Section 8.2(c)) any compromise or settlement thereof, and need not otherwise consult with the Indemnifying Person in connection therewith. If the Indemnified Person has assumed the defense pursuant to this Section 8.2(c), it shall not, without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, conditioned or delayed, compromise or settle any Third Person Claim or consent to the entry of any judgment with respect thereto.

Section 8.3 Survival. The representations and warranties of the Parties contained in this Agreement shall survive the Closing for a period of eighteen (18) months after the Closing Date; provided, however, that the Fundamental Representations shall survive indefinitely. The covenants and agreements of the Parties set forth in this Agreement shall survive the Closing indefinitely or for a period of thirty (30) days after the period explicitly specified therein.

Section 8.4 Exclusivity. Following the Closing, except for fraud, willful misrepresentation or intentional misconduct, the rights and remedies of the Contributor Indemnified Parties, on the one hand, and the Acquirer Indemnified Parties, on the other hand, for monetary damages under this Article VIII are, solely as between the Contributor Indemnified Parties on the one hand, and the Acquirer Indemnified Parties on the other hand, exclusive and in lieu of any and all other rights and remedies for monetary damages which the Contributor Indemnified Parties on the one hand, and the Acquirer Indemnified Parties on the other hand, may have under this Agreement or under applicable Laws with respect to any indemnifiable claim, whether at common law or in equity, and each Party agrees to waive any and all claims with respect thereto unless specifically provided for in this Section 8.4. Notwithstanding the foregoing, a Party may bring an Action to enforce this Article VIII.

Section 8.5 Limitation of Claims; Mitigation. Notwithstanding anything to the contrary contained herein:

(a) The maximum aggregate liability of Contributor under this Agreement (except in the case of fraud, intentional misrepresentation or willful misconduct) shall not exceed an amount equal to the Consideration Value (the “Cap”).

(b) For all purposes of the indemnity obligations of Contributor set forth in this Article VIII, with respect to any representation or warranty of Contributor contained herein, any express qualifications or limitations set forth in such representation or warranty as to materiality or “Contributor Material Adverse Effect” (or other similar materiality qualifier) contained therein shall be disregarded for the purposes of determining the amount of any Adverse Consequences resulting from any breach of any such representation or warranty.

(c) The maximum aggregate liability of the Acquirer Parties under this Agreement (except in the case of fraud, intentional misrepresentation or willful misconduct) shall not exceed the Cap.

(d) Each Party shall (and shall, to the extent it has authority and is permitted to do so, cause each other Acquirer Indemnified Party to, with respect to the Acquirer Parties, and each other Contributor Indemnified Party to, with respect to Contributor) use Reasonable Efforts to mitigate all Adverse Consequences after becoming aware of any event which could reasonably be expected to give rise to any Adverse Consequences that are indemnifiable hereunder, including, as applicable, pursuing any counterclaim, offset, insurance settlement or other claim which could result in a recovery that would reduce such Person’s Adverse Consequences for purposes of this Agreement.

(e) An Indemnifying Party’s indemnification obligations under this Article VIII shall be reduced (but not below zero): (i) to the extent that any Adverse Consequences related to a claim are covered by, and have been actually paid to, the Indemnified Party pursuant to, (A) a reimbursement, indemnification or payment from a third Person with respect to such Adverse Consequences, or (B) insurance policies that provide coverage with respect to such Adverse Consequences; and (ii) to take into account any Tax benefit (whether by refund, credit against or reduction in Taxes otherwise payable) arising from the incurrence of the Adverse Consequences and actually realized by the Indemnified Party or any of its Affiliates during, or before, the calendar year in which the Indemnifying Party makes a payment pursuant to this Article VIII.

(f) NOTWITHSTANDING ANY PROVISION IN THIS AGREEMENT TO THE CONTRARY, UNDER NO CIRCUMSTANCES SHALL ANY PARTY, OR ITS AFFILIATES, OR ITS OR THEIR RESPECTIVE REPRESENTATIVES, BE RESPONSIBLE OR LIABLE FOR, AND NO PARTY SHALL BE ENTITLED TO SEEK, ANY PUNITIVE, EXEMPLARY, SPECULATIVE, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, INCLUDING LOST PROFITS (BUT ONLY TO THE EXTENT SUCH LOST PROFITS ARE CONSEQUENTIAL DAMAGES),

UNLESS ANY SUCH AMOUNTS ARE ACTUALLY PAID TO ANY THIRD PERSON PURSUANT TO A THIRD PARTY CLAIM.

ARTICLE IX
MISCELLANEOUS

Section 9.1 Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of Contributor and the Acquirer Parties.

Section 9.2 Waiver of Compliance. Any failure of any Party to comply with any obligation, covenant, agreement or condition contained herein may be expressly waived in writing by Contributor, in the event of any such failure by any Acquirer Party, or by the Acquirer Parties, in the event of any such failure by Contributor, but such waiver or failure to insist upon strict compliance shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 9.3 Notices. All notices and other communications with respect to this Agreement shall be in writing and shall be delivered (as applicable) by hand, by nationally recognized overnight carrier service, by facsimile, by e-mail, by first class, certified or registered mail, to the Parties at the addresses shown below, or such other address as may be designated in writing by the applicable Party. Each notice or other communication that satisfies the above requirements shall be deemed to have been properly given or delivered: (a) on the day when delivered by hand; (b) on the first Business Day after being deposited with a national overnight courier; (c) on the day when transmitted by facsimile or e-mail; or (d) on the third Business Day after being mailed by United States first class mail, certified mail or registered mail, return receipt requested, postage prepaid. A Party may elect to receive notices or communications at a different address or facsimile number by notifying the other Parties in accordance with the preceding requirements.

If to Contributor, to:

NJNR Pipeline Company

1415 Wyckoff Road

Wall, New Jersey 07719

Attn: Richard R. Gardner

Facsimile: (732) 919-8188

E-mail: rrgardner@njresources.com

with a copy to:

NJR Service Corporation

1415 Wyckoff Road

Wall, New Jersey 07719

Attn: Legal Department

Facsimile: (732) 938-1226

E-mail: wscharfenberg@njresources.com

If to any Acquirer Party, to:

Dominion Midstream Partners, LP

c/o Dominion Midstream GP, LLC

120 Tredegar Street

Richmond, Virginia 23220

Attention: General Counsel

Facsimile: 804-819-2202

E-mail: mark.webb@dom.com

Section 9.4 Binding Nature; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, by operation of law or otherwise, by any of the Parties hereto without the prior written consent of the other Parties; provided, however, that, DM Sub may, without the prior written consent of the other Parties, assign all or any part of this Agreement, and/or assign or delegate any of its rights, interests or obligations hereunder, to one or more of its Affiliates. Any assignment in contravention of the foregoing sentence shall be null and void and without legal effect on the rights and obligations of the Parties hereunder.

Section 9.5 Entire Agreement. This Agreement, the Schedules, the Exhibits, and the other Transaction Documents embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements and understandings among the Parties with respect to such subject matter (including that certain Letter of Intent, dated May 14, 2015, between Dominion Resources, Inc. and Contributor).

Section 9.6 Expenses. Except as otherwise expressly provided in this Agreement, each Party shall pay its own expenses in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the Contemplated Transactions, including, the cost of legal, technical and financial consultants. Notwithstanding the foregoing, any Transfer Taxes incurred in connection with the contribution of the NJNR Interests pursuant to this Agreement shall be borne 50% by Contributor and 50% by the Acquirer Parties in accordance with Section 5.4(d).

Section 9.7 Press Releases and Announcements. No press release or other public announcement or disclosure related to this Agreement or the Contemplated Transactions (including, but not limited to, the terms and conditions of this Agreement) shall be issued or made by any Party without the prior written approval of the other Party except as otherwise permitted in accordance with the provisions of Section 5.7 above.

Section 9.8 No Third Party Beneficiaries. Except as set forth in Article VIII above, this Agreement is solely for the benefit of the Parties and their respective successors and permitted assigns, and this Agreement shall not otherwise be deemed to confer upon or give to any other Person any right, claim, cause of action, or other interest herein.

Section 9.9 Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the Laws of the State of New York without giving effect to any choice of law or conflict of law provision rule (whether of the State of New York or any other jurisdiction) that would require the application of any other Law. Each Party consents to personal jurisdiction in any Action brought in any court, federal or state, within the State of New York having subject matter jurisdiction arising under this Agreement, and each of the Parties hereto agrees that any Action instituted by either of them against the other with respect to this Agreement will be instituted exclusively in a court, federal or state, within the State of New York. Each of the Parties hereto irrevocably waives the defense of an inconvenient forum to the maintenance of any such Action.

Section 9.10 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT A PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION RESULTING FROM, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

Section 9.11 No Joint Venture. Nothing in this Agreement creates or is intended to create an association, trust, partnership, joint venture or other entity or similar legal relationship among the Parties, or impose a trust, partnership or fiduciary duty, obligation, or liability on or with respect to the Parties. Except as expressly provided herein, neither Party is or shall act as or be the agent or representative of the other Party.

Section 9.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Contemplated Transactions is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in order that the Contemplated Transactions be consummated as originally contemplated to the greatest extent possible.

Section 9.13 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this

Agreement as a whole, including, without limitation, all Schedules and Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, Schedules and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules and Exhibits attached hereto, and all such Schedules and Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 9.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed on the Effective Date.

NJNR PIPELINE COMPANY

By:	/s/ Richard R. Gardner
Name:	Richard R. Gardner
Title:	Vice President

Signature Page to Contribution Agreement

DOMINION MIDSTREAM PARTNERS, LP

By:	Dominion Midstream GP, LLC
Its:	General Partner

By:	/s/ Mark O. Webb
Name:	Mark O. Webb
Title:	Vice President and General Counsel

IROQUOIS GP HOLDING COMPANY, LLC

By:	/s/ Mark O. Webb
Name:	Mark O. Webb
Title:	Vice President and General Counsel

Signature Page to Contribution Agreement

Execution Version

SCHEDULES

TO

CONTRIBUTION AGREEMENT

dated as of August 14, 2015

By and Among

NJNR PIPELINE COMPANY,

as Contributor,

and

Dominion Midstream Partners, LP,

and

IROQUOIS GP HOLDING COMPANY, LLC,

as Acquirer Parties

Schedule 3.3

Conflicts – Contributor

Such breaches or violations of, or defaults under, the Iroquois LPA as will have been waived or consented to assuming the satisfaction of the conditions set forth in Section 6.4(d) of the Contribution Agreement.

Schedule 3.5

Tax Capital Accounts – Contributor

Accounts	Value
Accum Capital Contributions	4,729,159
Accum Acquired Interests	10,145,267
Accum Income/(Loss)	42,371,280
Accum §743(b) Depr	(7,532,163)
Accum Disallowed Expenses	(88,060)
Accum Tax Exempt Income	311,540
Accum Distributions	(49,854,868)

Tax Basis @ 12/31/14	82,155

Share of Nonrecourse Debt @ 12/31/14	21,430,716

Total Tax Basis	21,512,871

Schedule 3.7

Consents and Approvals – Contributor

Such consents and approvals required under the Iroquois LPA as will have been obtained assuming the satisfaction of the conditions set forth in Section 6.4(d) of the Contribution Agreement.

Schedule 4.5

Consents and Approvals – Acquirer Parties

1.	FTC and DOJ - Notification and Report Form under the HSR Act

Exhibit A

Form of Assignment of Partnership Interests

ASSIGNMENT OF PARTNERSHIP INTERESTS

This Assignment of PARTNERSHIP Interests (this “Agreement”), dated as of ____________, 2015 (the “Closing Date”), by and among NJNR PIPELINE COMPANY, a New Jersey corporation (“Assignor”), and IROQUOIS GP HOLDING COMPANY, LLC, a Delaware limited liability company (“Assignee”).

RECITALS

A. Assignor owns an aggregate 5.53% partnership interest in Iroquois Gas Transmission System, L.P., a Delaware limited partnership (“Iroquois”), comprised of a 4.07% general partnership interest in the LDC Bloc, a 0.14% limited partnership interest in the LDC Bloc, and a 1.32% general partnership interest in the U.S. Interstate Bloc.

B. Pursuant to and in accordance with the provisions of that certain Contribution Agreement, dated as of August 14, 2015, by and among Assignor, Assignee and Dominion Midstream Partners, L.P. (the “Contribution Agreement”), Assignor has agreed to contribute, convey, transfer, assign and deliver to Assignee, and Assignee has agreed to acquire and accept from Assignor, all of Assignor’s right, title and interest in and to the NJNR Interests, upon the terms and conditions set forth in the Contribution Agreement and in this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated herein, and of the mutual promises and covenants contained in this Agreement, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein have the respective meanings given to them in the Contribution Agreement.

2. Assignment. Effective as of the Closing Date, Assignor hereby contributes, conveys, transfers, assigns and delivers to Assignee all of Assignor’s right, title and interest in and to the NJNR Interests, free and clear of all Liens (other than the Iroquois LPA, the LDC Bloc Voting Agreement and the U.S. Interstate Bloc Voting Agreement and Assignor’s allocable share of the liabilities of Iroquois as determined pursuant to Section 752 of the Code and its underlying Treasury Regulations) (the “Assignment”).

3. Acceptance and Assumption. Effective as of the Closing Date, Assignee hereby accepts the Assignment, and agrees to be bound by the terms of the Iroquois LPA, as a general and limited partner of Iroquois, the LDC Bloc Voting Agreement and the U.S. Interstate Bloc Voting, and hereby assumes and agrees to perform all of Assignor’s agreements and obligations existing or arising with respect to the NJNR Interests thereunder.

4. Effect of Assignment. Simultaneously with the Assignment, the parties hereto acknowledge and agree that Assignor shall cease to hold any rights of any kind or nature in the NJNR Interests, and Assignor is hereby deemed to have withdrawn and resigned as a partner of Iroquois.

5. Waiver of Separate Transfer Instrument.  The parties to this Agreement acknowledge and agree that their mutual execution and delivery of this Agreement shall be sufficient to evidence and effectuate the Assignment, and that they shall not require (as between them) any separate or additional instrument of transfer in connection with the Assignment.

6. Further Assurances. On and after the Closing Date, and after giving due regard to Section 5 above, the parties hereto shall take any and all further actions, including but not limited to the execution of additional instruments or documents, that may be reasonably requested in writing by any one of them to effectuate or evidence the Assignment or the other actions expressly contemplated by this Agreement.

7. Coordination with Contribution Agreement. Assignor and Assignee acknowledge and agree that this Agreement is delivered pursuant to, and is subject to, all of the terms, conditions, and limitations set forth in the Contribution Agreement. Nothing in this Agreement shall be deemed to supersede, enlarge, or modify any of the provisions of the Contribution Agreement.

8. Miscellaneous.

(a) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b) This Agreement shall be governed by and construed under the Laws of the State of New York without giving effect to any choice of law or conflict of law provision rule (whether of the State of New York or any other jurisdiction) that would require the application of any other Law. Each party hereto consents to personal jurisdiction in any Action brought in any court, federal or state, within the State of New York having subject matter jurisdiction arising under this Agreement, and each of the parties hereto agrees that any Action instituted by either of them against the other with respect to this Agreement will be instituted exclusively in a court, federal or state, within the State of New York. Each of the parties hereto irrevocably waives the defense of an inconvenient forum to the maintenance of any such Action.

(c) This Agreement may be amended, modified and supplemented only by written agreement of the parties hereto.

(d) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

NJNR PIPELINE COMPANY

By:
Name:
Title:

Signature Page to Assignment of Partnership Interests

IROQUOIS GP HOLDING COMPANY, LLC

By:
Name:
Title:

Signature Page to Assignment of Partnership Interests

Exhibit B

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of _________, 2015, by and between Dominion Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), and NJNR Pipeline Company, a New Jersey corporation (“NJNR”).

WHEREAS, this Agreement is made in connection with the transactions contemplated by the Contribution Agreement (the “Contribution Agreement”), dated as of August 14, 2015 by and among NJNR, the Partnership, and Iroquois GP Holding Company, LLC, a Delaware limited liability company and wholly owned subsidiary of DM (“DM Sub”); and

WHEREAS, the Partnership has agreed to provide the registration and other rights set forth in this Agreement for the benefit of NJNR pursuant to the Contribution Agreement;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:

Article I
DEFINITIONS

Section 1.01. Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the First Amended and Restated Agreement of Limited Partnership of the Partnership dated October 20, 2014, as amended from time to time (the “Partnership Agreement”). The terms set forth below are used herein as so defined:

“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly controls, is controlled by, or is under direct or indirect common control with such specified Person. For the purposes of this definition, “control” means the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning given to such term in the introductory paragraph.

“Commission” has the meaning given to such term in Section 1.02.

“Common Unit” has the meaning set forth in the Partnership Agreement.

“Contribution Agreement” has the meaning given to such term in the recitals of this Agreement.

“Effectiveness Period” means the period from the effective date of a Registration Statement until the earliest of (i) the first date on which there are no longer any Registrable Securities, and (ii) the End Date.

“End Date” has the meaning given to such term in Section 1.02.

“Exchange Act” has the meaning given to such term in Section 2.09(a).

“Holder” means the record holder or beneficial owner of any Registrable Securities.

“Losses” has the meaning given to such term in Section 2.09(a).

“Managing Underwriter(s)” means, with respect to any Underwritten Offering, the book-running lead manager(s) of such Underwritten Offering.

“NJNR” has the meaning given to such term in the introductory paragraph.

“Notice” has the meaning given to such term in Section 2.02(a).

“Option Notice” has the meaning given to such term in Section 2.02(b).

“Partnership” has the meaning given to such term in the introductory paragraph.

“Person” means any individual, corporation, partnership, limited liability company, voluntary association, joint venture, trust, limited liability partnership, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Piggyback Registration” has the meaning given to such term in Section 2.05(a).

“Piggyback Registration Notice” has the meaning given to such term in Section 2.05(a).

“Piggyback Registration Statement” has the meaning given to such term in Section 2.05(a).

“Piggyback Shelf Registration Statement” has the meaning given to such term in Section 2.05(a).

“Piggyback Shelf Takedown” has the meaning given to such term in Section 2.05(a).

“Registrable Securities” means the Common Units issued (or issuable) to NJNR pursuant to the Contribution Agreement (subject to adjustment pursuant to Section 3.04), which Registrable Securities are subject to the rights provided herein until such rights terminate pursuant to the provisions hereof.

“Registration Expenses” means all expenses (other than Selling Expenses) incident to the Partnership’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Registration Statement or Piggyback Registration Statement pursuant to Section 2.01, Section 2.02 or Section 2.05 and/or in connection with an Underwritten Offering pursuant to Section 2.03(a), and the disposition of such Registrable Securities, including, without limitation, all registration, filing, securities exchange listing and securities exchange fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and

2

registrars, all word processing, duplicating and printing expenses, any transfer taxes and the fees and disbursements of counsel and independent public accountants for the Partnership, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance.

“Registration Statement” has the meaning given to such term in Section 2.01.

“Securities Act” has the meaning given to such term in Section 1.02.

“Selling Expenses” means all underwriting fees, discounts and selling commissions applicable to the sale of Registrable Securities.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a Registration Statement or Piggyback Registration Statement.

“Shelf Registration Statement” has the meaning given to such term in Section 2.01.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement or Piggyback Registration Statement) in which Registrable Securities are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

Section 1.02. Registrable Securities. Any Registrable Security will cease to be a Registrable Security (a) at the time a Registration Statement or Piggyback Registration Statement covering such Registrable Security has been declared effective by the Securities and Exchange Commission (the “Commission”), or otherwise has become effective, and such Registrable Security has been sold or disposed of pursuant to such Registration Statement or Piggyback Registration Statement; (b) at the time such Registrable Security has been disposed of pursuant to Rule 144 (or any similar provision then in effect under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”)); (c) if such Registrable Security is held by the Partnership or one of its subsidiaries; (d) at the time such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities, and (e) at the date (the “End Date”) that is four (4) years following the date on which the Partnership files a Shelf Registration Statement under Section 2.01 below.

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Article II
REGISTRATION RIGHTS

Section 2.01. Shelf Registration. Subject to Section 2.04, the Partnership shall, no later than the 15th Business Day following November 1, 2015, use its commercially reasonable efforts to file with the SEC a registration statement (a “Registration Statement”) on Form S-3 for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act including, if the Partnership is then eligible, as an automatic shelf registration, covering the resale of all of the Registrable Securities (the “Shelf Registration Statement”). The Shelf Registration Statement shall be in a form permitting registration of such Registrable Securities for resale or distribution by Holders in an Underwritten Offering only. The Partnership will notify the Holders when such Shelf Registration Statement has become effective. The Partnership shall not be required to maintain in effect more than one shelf registration at any one time pursuant to this Article. The Partnership shall (subject to the limitations on registration obligations of the Partnership set forth herein) use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing of the Shelf Registration Statement, or automatically if the Partnership is eligible to file an automatically effective shelf registration statement, and (subject to the limitations on registration obligations of the Partnership set forth herein) to keep the Shelf Registration Statement continuously effective under the Securities Act (including by filing a replacement Shelf Registration Statement upon expiration of a Shelf Registration Statement filed pursuant to this Section 2.01) until the end of the Effectiveness Period).

Section 2.02. Additional Shelf Registration Rights; Purchase Option.

(a) After the Partnership files a Shelf Registration pursuant to Section 2.01, upon the written request (a “Notice”) by any Holder(s) owning collectively at least one-third of the Common Units originally issued to NJNR under the Contribution Agreement (subject to adjustment pursuant to Section 3.04) sent to the Partnership on or before the first (1st) anniversary of the Closing Date, the Partnership shall file with the Commission, as soon as reasonably practicable, but, subject to the delay rights of the Partnership under Section 2.04, in no event more than 90 days following the receipt of the Notice, an amended Shelf Registration Statement filed under Section 2.01 or a new Registration Statement under the Securities Act providing for the resale of the Registrable Securities (which may, at the option of the Holders giving such Notice, be a Shelf Registration Statement), which shall in either case provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders of any and all Registrable Securities covered by such Registration Statement. Such Registration Statement shall cover at the time of filing at least one-third of the Common Units issued to NJNR under the Contribution Agreement (subject to adjustment pursuant to Section 3.04). The Partnership shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective by the Commission as soon as reasonably practicable after the initial filing of the Registration Statement. The Partnership shall use its commercially reasonable efforts to cause any Registration Statement filed pursuant to this Section 2.02(a) to be continuously effective, supplemented and amended to the extent necessary to ensure that it is available for the resale of all Registrable Securities by the Holders until the end of the Effectiveness Period. Each Registration Statement when effective (and the documents incorporated therein by reference) shall comply as to form in all material respects with all

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applicable requirements of the Securities Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b) If NJNR files a Notice pursuant to Section 2.02(a), then the Partnership shall have the right, but not the obligation, to purchase from NJNR or from any other Holder(s) owning Common Units originally issued to NJNR under the Contribution Agreement, Common Units representing ten percent (10%) of the Common Units originally issued to NJNR under the Contribution Agreement (subject to adjustment pursuant to Section 3.04). The Partnership shall exercise such purchase option by providing notice (the “Option Notice”) to NJNR (or, if applicable, all other Holders owning Common Units originally issued to NJNR under the Contribution Agreement) within fifteen (15) Business Days after receipt of the Notice from NJNR pursuant to Section 2.02(a). The purchase price for such Common Units shall be the volume-weighted average trading price of a DM Unit on the New York Stock Exchange for the 5-trading day period ending on the trading day immediately preceding the date of the Option Notice. The closing of such purchase shall occur within seven (7) Business Days after NJNR’s receipt of the Option Notice, at which time the Partnership shall pay the purchase price for Common Units purchased by the Partnership pursuant to this Section 2.02(b) by wire transfer to the account designated by NJNR and NJNR shall transfer to the Partnership, by appropriate means of transfer designated by the Partnership, the purchased Common Units. If NJNR is the Holder of ten percent (10%) or more of the Common Units originally issued to NJNR under the Contribution Agreement at the time an Option Notice is given hereunder, the Partnership shall not be obligated to provide an Option Notice to any other Holders (other than NJNR) of such originally issued Common Units and NJNR shall sell and transfer to Partnership all Common Units purchased by Partnership pursuant to the rights granted in this Section 2.02(b). Upon the Partnership’s exercise and consummation of its purchase rights under this Section 2.02(b), NJNR’s rights (and the rights of any Holder of Common Units originally issued to NJNR under the Contribution Agreement) under Section 2.02(a) hereof shall automatically terminate and be of no further force or effect.

Section 2.03. Underwritten Offerings.

(a) Request for Underwritten Offering. In the event that one or more Holders collectively elect to dispose of then-outstanding Registrable Securities representing at least one-third of the Common Units originally issued to NJNR under the Contribution Agreement (subject to adjustment pursuant to Section 3.04) under a Shelf Registration Statement referred to in Sections 2.01 or 2.02 pursuant to an Underwritten Offering, the Partnership shall, upon written request by such Holders, retain underwriters in order to permit such Holders to effect such sale through an Underwritten Offering. The obligation of the Partnership to retain underwriters shall include entering into an underwriting agreement in customary form with the Managing Underwriter(s), which shall include customary indemnities in favor of, and taking all reasonable actions as are requested by, the Managing Underwriter(s) to expedite or facilitate the disposition of such Registrable Securities. In the event of an Underwritten Offering, the Partnership shall, upon request of the Selling Holders, cause its management to participate, subject to and in accordance with customary and reasonable processes, in a roadshow or similar marketing effort on behalf of the Selling Holders.

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(b) Limitation on Underwritten Offerings. In no event shall the Partnership be required under Section 2.03(a) to participate in more than one Underwritten Offering in any twelve-month period.

(c) General Procedures. In connection with any Underwritten Offering under Section 2.03(a), the Holders of a majority of the Registrable Securities being sold in such Underwritten Offering shall be entitled, subject to the Partnership’s consent (which is not to be unreasonably withheld), to select the Managing Underwriter(s). In connection with any Underwritten Offering under this Agreement, each Selling Holder and the Partnership shall be obligated to enter into an underwriting agreement that contains such representations and warranties, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Partnership to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to such Selling Holder’s obligations. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw from the Underwritten Offering by notice to the Partnership and the Managing Underwriter(s); provided, however, that such withdrawal must be made at a time prior to the time of pricing of such Underwritten Offering. No such withdrawal shall affect the Partnership’s obligation to pay Registration Expenses.

(d) Notwithstanding the foregoing, the terms of Sections 2.03(a), (b) and (c), and the Holders’ rights provided for under such Sections shall not be applicable to a Piggyback Registration.

Section 2.04. Delay Rights. If the General Partner determines that the Partnership’s compliance with its obligations under this Article II would be materially detrimental to the Partnership and its Partners because such registration would (a) materially interfere with a significant acquisition, reorganization, financing or other similar transaction involving the Partnership, (b) require premature disclosure of material information that the Partnership has a bona fide business purpose for preserving as confidential or (c) render the Partnership unable to comply with applicable securities laws, then the Partnership shall have the right to postpone compliance with its obligations under this Article II for a period of not more than 90 days, provided, that such right pursuant to this Section 2.04 may not be utilized more than twice in any twelve-month period.

Section 2.05. Piggyback Registration

(a) Whenever the Partnership proposes to register the offer and sale of any Common Units under the Securities Act (other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to “employees” of the Partnership pursuant to any “employee benefit plans” (as such terms are defined for purposes of

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Form S-8)), (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) in connection with any dividend or distribution reinvestment or similar plan, or (iv) or pursuant to an at-the-market equity offering program), whether for its own account or for the account of one or more unitholders of the Partnership and the form of Registration Statement (a “Piggyback Registration Statement”) to be used may be used for registration of Registrable Securities (a “Piggyback Registration”), the Partnership shall give prompt written notice (in any event no later than ten days prior to the filing of such Registration Statement) to each Holder of its intention to effect such a registration (a “Piggyback Registration Notice”). Subject to Section 2.05(b), Section 2.05(c) and Section 2.13, the Partnership shall include in such registration all Registrable Securities with respect to which the Partnership has received written requests for inclusion from Holders of Registrable Securities within five days after the Piggyback Registration Notice has been given to each Holder. Subject to Section 2.05(b), Section 2.05 (c) and Section 2.13, if any Piggyback Registration Statement that includes Registrable Securities is a Shelf Registration Statement (a “Piggyback Shelf Registration Statement”), the Holder(s) of such Registrable Securities shall be notified of by the Partnership, and shall have the right, but not the obligation to participate in, any offering under such Piggyback Shelf Registration Statement (a “Piggyback Shelf Takedown”).

(b) If a Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary Underwritten Offering on behalf of the Partnership and the Managing Underwriter(s) advises the Partnership in writing that in its reasonable and good faith opinion, the inclusion of any Common Units in such registration or takedown other than Common Units being issued by the Partnership would exceed the number of Common Units that can be sold in such offering or would materially adversely affect the price per Common Unit to be sold in such offering, or would materially adversely affect the timing of such registration or takedown, then the Piggyback Registration Notice shall so state and the Holders shall have no right to participate in such offering or takedown. In addition, if a Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary Underwritten Offering on behalf of the Partnership and the Managing Underwriter(s) advises the Partnership and the Holders (if any Holders have elected to include Registrable Securities in such Piggyback Registration or Piggyback Shelf Takedown) in writing prior to the launch of such offering that in its reasonable and good faith opinion the number of Common Units proposed to be included in such registration or takedown, including all Registrable Securities and all other Common Units proposed to be included in such underwritten offering, exceeds the number of Common Units that can be sold in such offering and/or that the number of Common Units proposed to be included in any such registration or takedown would adversely affect the price per Common Unit to be sold in such offering, the Partnership shall include in such registration or takedown (i) first, the Common Units that the Partnership proposes to sell; and (ii) second, the Common Units requested to be included therein by Holders and by holders of Common Units other than Holders of Registrable Securities having registration rights with respect to such registration or takedown, allocated pro rata among all such holders on the basis of the number of Common Units owned by each such holder as to which the Partnership has received written requests for inclusion in such registration or takedown.

(c) If a Piggyback Registration or Piggyback Shelf Takedown is initiated as an Underwritten Offering on behalf of a holder of Common Units other than Registrable Securities, and the Managing Underwriter(s) advises the Partnership in writing that in its reasonable and

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good faith opinion, the inclusion of any Common Units in such registration or takedown other than the Common Units of such holder, would exceed the number of Common Units that can be sold in such offering or would materially adversely affect the price per Common Unit to be sold in such offering, or would materially adversely affect the timing of such registration or takedown, then the Piggyback Registration Notice shall so state and the Holders shall have no right to participate in such registration or takedown. In addition, if a Piggyback Registration or Piggyback Shelf Takedown is initiated as an Underwritten Offering on behalf of a holder of Common Units other than Registrable Securities, and the Managing Underwriter(s) advises the Partnership in writing prior to the launch of such offering that in its reasonable and good faith opinion, the number of Common Units proposed to be included in such registration or takedown, including all Registrable Securities and all other Common Units proposed to be included in such underwritten offering, exceeds the number of Common Units that can be sold in such offering and/or that the number of Common Units proposed to be included in any such registration or takedown would adversely affect the price per Common Unit to be sold in such offering, the Partnership shall include in such registration or takedown (i) first, the Common Units requested to be included therein by the holder(s) requesting such registration or takedown and; and (ii) second, the Common Units requested to be included therein by holders (including Holders) of Common Units having registration rights with respect to such registration or takedown other than the holder(s) requesting such registration or takedown, allocated pro rata among all such holders on the basis of the number of Common Units owned by each such holder or in such manner as they may otherwise agree.

(d) If any Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary Underwritten Offering on behalf of the Partnership, the Partnership shall select the Managing Underwriter(s) in connection with such offering.

(e) The Partnership may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion.

Section 2.06. Sale Procedures. In connection with its obligations under this Article II, the Partnership will, as expeditiously as possible (subject to Section 2.05(e) in the case of a Piggyback Registration):

(a) cause each Registration Statement or Piggyback Registration Statement (and the documents incorporated therein by reference), at the time such registration statement or any part thereof becomes effective, (i) to comply as to form in all material respects with all applicable requirements of the Securities Act and (ii) not to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading provided, however, that the obligations of the Partnership under this Section 2.06(a)(ii) will not be applicable with respect to information furnished by a Selling Holder, its directors, officers, employees and agents or such controlling Person in writing specifically for use in any Written Testing-the-Waters Communication, a Registration Statement, a Piggyback Registration Statement or prospectus or any amendment or supplement thereto, as applicable.

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(b) prepare and file with the Commission such amendments and supplements to each Registration Statement or Piggyback Registration Statement and the prospectus used in connection therewith as may be necessary to keep each Registration Statement or Piggyback Registration Statement effective for the Effectiveness Period, in the case of a Registration Statement, and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement or Piggyback Registration Statement;

(c) if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering and the Managing Underwriter(s) notifies the Partnership in writing that, in the sole judgment of such Managing Underwriter(s), inclusion of detailed information in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, use its commercially reasonable efforts to include such information in such prospectus supplement;

(d) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing a Registration Statement or Piggyback Registration Statement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing a Registration Statement or Piggyback Registration Statement or supplement or amendment thereto, and (ii) such number of copies of such Registration Statement or Piggyback Registration Statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or Piggyback Registration Statement;

(e) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by a Registration Statement or Piggyback Registration Statement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter(s), shall reasonably request; provided, however, that the Partnership will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any jurisdiction where it is not then so subject;

(f) promptly notify each Selling Holder and each underwriter, at any time when a prospectus is required to be delivered under the Securities Act, of (i) the filing of a Registration Statement or Piggyback Registration Statement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or Piggyback Registration Statement or any post-effective amendment thereto, when the same has become effective; and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to a Registration Statement or Piggyback Registration Statement or any prospectus or prospectus supplement thereto;

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(g) immediately notify each Selling Holder and each underwriter, at any time when a prospectus is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in a Registration Statement or Piggyback Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading (in the case of the prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or Piggyback Registration Statement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Partnership of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Partnership agrees to, as promptly as practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(h) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to any offering of Registrable Securities;

(i) in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for the Partnership dated the date of the closing under the underwriting agreement and (ii) a “cold comfort” letter, dated the pricing date of such Underwritten Offering (to the extent available) and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified the Partnership’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities by the Partnership and such other matters as such underwriters and Selling Holders may reasonably request;

(j) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(k) make available to the appropriate representatives of the Managing Underwriter(s) and Selling Holders access to such information and Partnership personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act;

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(l) cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Partnership are then listed;

(m) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Partnership to enable the Selling Holders to consummate the disposition of the Registrable Securities;

(n) provide a transfer agent and registrar for all Registrable Securities covered by a Registration Statement or Piggyback Registration Statement not later than the effective date of such registration statement; and

(o) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of the Registrable Securities.

Each Selling Holder, upon receipt of notice from the Partnership of the happening of any event of the kind described in subsection (g) of this Section 2.06 shall forthwith discontinue disposition of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (g) of this Section 2.06 or until it is advised in writing by the Partnership that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus.

Section 2.07. Cooperation by Holders. The Partnership shall have no obligation to include in a Registration Statement or Piggyback Registration Statement, or in an Underwritten Offering pursuant to Sections 2.01, 2.02 or 2.03, Registrable Securities of a Selling Holder who has failed to timely furnish such information that the Partnership determines, after consultation with counsel, is reasonably required in order for the Registration Statement or Piggyback Registration Statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.08. Expenses. The Partnership will pay all reasonable Registration Expenses, including in the case of an Underwritten Offering, regardless of whether any sale is made in such Underwritten Offering. Each Selling Holder shall pay all Selling Expenses in connection with any sale of its Registrable Securities hereunder. In addition, except as otherwise provided in Section 2.09, the Partnership shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.

Section 2.09. Indemnification.

(a) By the Partnership. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Partnership will indemnify and hold harmless each Selling Holder participating therein, its directors, officers, employees and agents, and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), and its directors, officers, employees or agents,

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against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder, director, officer, employee, agent or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus or any Written Testing-the-Waters Communication, in the light of the circumstances under which such statement is made) contained in any Written Testing-the-Waters Communication, a Registration Statement, a Piggyback Registration Statement, any preliminary prospectus or prospectus supplement, free writing prospectus or final prospectus or prospectus supplement contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or any Written Testing-the-Waters Communication, in the light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors, officers, employee and agents, and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings as such expenses are incurred; provided, however, that the Partnership will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder, its directors, officers, employees and agents or such controlling Person in writing specifically for use in any Written Testing-the-Waters Communication, a Registration Statement, a Piggyback Registration Statement or prospectus or any amendment or supplement thereto, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such directors, officers, employees agents or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Partnership, its directors, officers, employees and agents and each Person, if any, who controls the Partnership within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from the Partnership to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in any Written Testing-the-Waters Communication, a Registration Statement, a Piggyback Registration Statement, any preliminary prospectus or prospectus supplement, free writing prospectus or final prospectus or prospectus supplement contained therein, or any amendment or supplement thereof; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party other than under this Section 2.09.

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In any action brought against any indemnified party, the indemnified party shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.09 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, (i) no indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (A) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, and (ii) no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.

(d) Contribution. If the indemnification provided for in this Section 2.09 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall the Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata

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allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 2.09 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.10. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Partnership agrees to use its commercially reasonable efforts to:

(a) make and keep public information regarding the Partnership available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b) file with the Commission in a timely manner all reports and other documents required of the Partnership under the Exchange Act at all times from and after the date hereof; and

(c) so long as a Holder owns any Registrable Securities, unless otherwise available via EDGAR or on the Partnership’s website, furnish to such Holder promptly upon request a copy of the most recent annual or quarterly report of the Partnership, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.11. Transfer or Assignment of Registration Rights. The rights to cause the Partnership to register Registrable Securities granted to a Holder by the Partnership under this Article II may be transferred or assigned by such Holder to one or more transferee(s) or assignee(s) of such Registrable Securities; provided, however, that (a) unless such transferee or assignee is an Affiliate of NJNR, such transferee or assignee holds Registrable Securities representing at least five percent (5%) of the then-outstanding Registrable Securities, (b) the Partnership is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being transferred or assigned, and (c) each such transferee or assignee agrees to be bound by this Agreement, including the provisions hereof imposing limitations on the rights of Holders to cause the registration of Registrable Securities or the terms and conditions of such registration.

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Section 2.12. Restrictions on Public Sale by Holders of Registrable Securities. NJNR and any other Holder(s) who, along with its Affiliates, holds at least five percent (5%) of the then-outstanding Registrable Securities (subject to adjustment pursuant to Section 3.04), agrees to enter into a customary letter agreement with underwriters providing that such Holder will not effect any public sale or distribution of the Registrable Securities during the 90 calendar day period beginning on the date of a prospectus or prospectus supplement filed with the Commission with respect to the pricing of an Underwritten Offering, provided that (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Partnership or the officers, directors or any other unitholder of the Partnership on whom a restriction is imposed in connection with the Underwritten Offering, and such restrictions shall not otherwise be more restrictive than such restrictions so generally imposed by the underwriters, and (ii) the restrictions set forth in this Section 2.12 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such Holder.

Section 2.13. Additional Restrictions. The rights granted under this Agreement to NJNR and to any other Holders of Registrable Securities shall be subject in all respect to the restrictions provided for in Section 5.8 of the Contribution Agreement. For avoidance of doubt, although all of the Registrable Securities may be registered pursuant to Section 2.01 during the Lock-up Period, the Selling Holder’s rights to sell, transfer or otherwise dispose of the Registrable Securities pursuant to a Registration Statement shall continue to be subject to the restrictions contained in Section 5.8 of the Contribution Agreement.

Section 2.14. No Inconsistent Agreements. The Partnership will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Partnership’s securities under any agreement in effect on the date hereof.

Article III
MISCELLANEOUS

Section 3.01. Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:

(a) if to NJNR:

NJNR Pipeline Company

1415 Wyckoff Road

Wall, New Jersey 07719

Attn: Richard R. Gardner

Facsimile: (732) 919-8188

E-mail: rrgardner@njresources.com

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with a copy to:

NJR Service Corporation

1415 Wyckoff Road

Wall, New Jersey 07719

Attn: Legal Department

Facsimile: (732) 938-1226

E-mail: wscharfenberg@njresources.com

(b) if to a transferee of NJNR, to such Holder at the address provided pursuant to Section 2.11; and

(c) if to the Partnership:

Dominion Midstream Partners, LP

c/o Dominion Midstream GP, LLC

120 Tredegar Street

Richmond, Virginia 23220

Attention: General Counsel

Facsimile: 804-819-2202

Electronic Mail: mark.webb@dom.com

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via electronic mail; and when actually received, if sent by courier service or any other means.

Section 3.02. Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.03. Assignment of Rights. All or any portion of the rights and obligations of the Holders under this Agreement may be transferred or assigned by the Holders in accordance with Section 2.10 hereof.

Section 3.04. Recapitalization, Exchanges, Etc. Affecting the Registrable Securities. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all securities of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, splits, recapitalizations, pro rata distributions and the like occurring after the date of this Agreement.

Section 3.05. Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each party in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction,

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enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such party from pursuing any other rights and remedies at law or in equity that such party may have.

Section 3.06. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.07. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.08. Governing Law. The laws of the State of Delaware shall govern this Agreement. Each of the parties hereto agrees (a) that this Agreement involves at least $100,000.00, and (b) that this Agreement has been entered into by the parties hereto in express reliance upon 6 Del. C. § 2708. Each of the parties hereto hereby irrevocably and unconditionally agrees (i) that it is and shall continue to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (ii)(A) to the extent that such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process and notify the other parties hereto of the name and address of such agent, and (B) to the fullest extent permitted by law, that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the U.S. Postal Service constituting evidence of valid service, and that, to the fullest extent permitted by applicable law, service made pursuant to (ii)(A) or (B) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. This Agreement may be executed in several counterparts, each of which shall be considered an original but which together shall be deemed one and the same instrument. An executed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement.

Section 3.09. Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.10. Scope of Agreement. The rights granted pursuant to this Agreement are intended to supplement and not to reduce or replace any rights any Holders may have under the Partnership Agreement with respect to the Registrable Securities. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. Except as provided in the Partnership Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Partnership set forth herein. Except as provided in the

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Partnership Agreement, this Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.11. Amendment. This Agreement may be amended only by means of a written amendment signed by the Partnership and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.

Section 3.12. No Presumption. If any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.13. Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 3.14. Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Partnership and the Holders shall have any obligation hereunder and that, notwithstanding that one or more of the Holders may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Holders or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Holders or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Holders under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any assignee of the Holders hereunder.

Section 3.15. Interpretation. All references to “Articles” and “Sections” shall be deemed to be references to Articles and Sections of this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by the Holders under this Agreement, such action shall be in the Holders’ sole discretion unless otherwise specified.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

NJNR PIPELINE COMPANY

By:
Name:
Title:

DOMINION MIDSTREAM PARTNERS, LP

By:	Dominion Midstream GP, LLC
Its:	General Partner

By:
Name:
Title:

Signature Page
to
Registration Rights Agreement